Exhibit 5.1


                                                November 5, 1996


Board of Directors
Tel-Save Holdings, Inc.
6805 Route 202
New Hope, Pennsylvania 18938


       Re:    Issuance of Shares of Common Stock by Tel-Save
              Holdings, Inc. upon the Exercise of Certain Warrants
              ----------------------------------------------------

Dear Sir or Madam:

       I have acted as general counsel to Tel-Save Holdings, Inc. (the "Company") in connection with the Company's filing pursuant to the Securities Act of 1933, as amended, of a registration statement on Form S-3 (No. 333-14549) (the "Registration Statement") relating to the offering for resale of up to 2,308,446 shares of the Company's common stock, par value $.01 per shares (the "Common Stock") by certain persons named in the Registration Statement, who have acquired or may acquire Common Stock upon the exercise of warrants (the "Warrants") granted by the Company to those persons and entities named therein. You have requested my opinion as to certain matters with respect to the Common Stock.

       I have examined such corporate records of the Company, including its Amended and Restated Certificate of Incorporation, its Bylaws, and resolutions of the Company's board of directors (the "Board of Directors"), as well as such other documents as I deemed necessary for rendering the opinion hereinafter expressed.

       On the basis of the foregoing, I am of the opinion that the Common Stock has been duly authorized by the Board of Directors and, upon exercise of the Warrants in accordance with their terms, the Common Stock will be validly issued, fully paid, and nonassessable.

       I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my named therein.

                                     Sincerely yours,

                                     /s/Aloysius T. Lawn, IV

                                     Aloysius T. Lawn, IV
                                     General Counsel and Secretary

ATL:ma